Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), effective as of the 23rd day of June, 2015 (the “Effective Date”), is entered into by and among CIRRUS LOGIC, INC., a Delaware corporation (the “Borrower”), the Lenders (as hereinafter defined) party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”).

RECITALS

WHEREAS, the Borrower, the lenders party thereto (the “Lenders”) and the Administrative Agent entered into that certain Credit Agreement dated as of August 29, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement; and

WHEREAS, said parties are willing to so amend the Credit Agreement subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth in this Amendment, the Borrower, the Lenders and the Administrative Agent agree as follows:

1.   Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned to them in the Credit Agreement.

2.   Amendments to Credit Agreement.

(a)         Amendment to Section 1.1.

(i)   Section 1.1 of the Credit Agreement is hereby amended to restate clauses (g) and (i) of the definition of “Permitted Acquisition” in their entirety as follows:

“(g)        for any acquisition the aggregate consideration (including all cash and non-cash consideration) for which is equal to or greater than $50,000,000, no later than five (5) Business Days prior to the proposed closing date of such acquisition, the Borrower shall have delivered to the Administrative Agent (i) an Officer’s Compliance Certificate for the most recent fiscal quarter end preceding such acquisition for which financial statements are available demonstrating, in form and substance reasonably satisfactory to the Administrative Agent, that the condition set forth in paragraph (f) above is satisfied, together with pro forma Consolidated financial statements of the Borrower and its Subsidiaries after giving effect to such acquisition and (ii) if such acquisition is of a Person, such Person’s historical financial statements (to the extent available);

(i)           for any acquisition the aggregate consideration (including all cash and non-cash consideration) for which is equal to or greater than $50,000,000, the Borrower shall have (i) delivered to the Administrative Agent a certificate of a Responsible Officer certifying that all of the requirements set forth above have been satisfied or will be satisfied on or prior to the consummation of such purchase or other acquisition and (ii) provided such other documents and other information as may be reasonably requested by the Administrative Agent in connection with such purchase or other acquisition.”

(ii)   Section 1.1 of the Credit Agreement is hereby amended to restate the definition of “Wolfson” in its entirety as follows:

“Wolfson” means Cirrus Logic International (UK) Ltd. (formerly known as Wolfson Microelectronics Limited), a company incorporated in Scotland with registered number SC089839.

(b)   Amendment to Section 9.1.  Section 9.1 of the Credit Agreement is hereby amended to restate clause (g) thereof in its entirety as follows:

“(g)         unsecured intercompany Indebtedness (i) owed by any Credit Party to another Credit Party, (ii) owed by any Non-Guarantor Subsidiary to any Credit Party (provided that such Indebtedness is also permitted under Section 9.3), (iii) owed by any Credit Party to any Non-Guarantor Subsidiary (provided that such Indebtedness shall be subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent), (iv) owed by any Non-Guarantor Subsidiary to another Non-Guarantor Subsidiary, (v) constituting expense reimbursement obligations or the portion in excess of cost under cost plus contracts owing under the Borrower’s arrangements with its Subsidiaries and their sales or representative offices in the ordinary course of business and (vi) constituting consideration for transfers of intellectual property and related rights otherwise permitted hereunder;”

(c)   Amendment to Section 9.3.

(i)   Section 9.3 of the Credit Agreement is hereby amended to restate clauses (i) and (j) thereof in their entirety as follows, delete the period at the end of clause (r) thereof and insert in its place a semicolon and the word “and” and add the following new clause (s) in proper alphabetical order:

“(i)         Investments in the form of intercompany Indebtedness permitted pursuant to Section 9.1(g); provided, that in the case of intercompany Indebtedness described in clause (ii) thereof the principal amount shall not exceed $20,000,000 at any time outstanding;

(j)           in addition to the Indebtedness permitted pursuant to clause (i) above, Investments made after the Closing Date by any Credit Party in any Non-Guarantor Subsidiary in an aggregate amount not to exceed $30,000,000 at any time;

(s)           Investments by any Credit Party in any Non-Guarantor Subsidiary, including Investments in the form of unsecured intercompany Indebtedness, to fund the consideration for any Permitted Acquisition by such Non-Guarantor Subsidiary (or by a Subsidiary of such Non-Guarantor Subsidiary) permitted by clause (g) above.”

(ii)   Section 9.3 of the Credit Agreement is hereby further amended to add the following new paragraph at the end of said Section:

“For purposes of determining compliance with this Section 9.3, in the event that an Investment (or any portion thereof) meets the criteria of more than one of the categories of permitted Investments described in clauses (a) through (s) above, the Borrower will be permitted to divide and classify such Investment (or any portion thereof) on the date of incurrence, and at any time and from time to time may later reclassify all or any portion of any Investment as having been incurred under any category of permitted Investments described in clauses (a) through (s) above so long as such Investment is permitted to be incurred pursuant to such provision at the time of reclassification.”

(d)   Amendment to Section 9.5.

(i)   Section 9.5 of the Credit Agreement is hereby amended to delete the period at the end of clause (h) thereof and insert in its place a semicolon and the word “and” and add the following new clause (i) in proper alphabetical order:

“(i)           the contribution or transfer by a Credit Party of Capital Stock in a Non-Guarantor Subsidiary to a Wholly-Owned Subsidiary that is not a Credit Party; provided that such Non-Guarantor Subsidiary generates less than 5% of the gross revenues of the Borrower and its Subsidiaries and holds assets (excluding goodwill) that constitute less than 5% of the assets (excluding goodwill) of the Borrower and its Subsidiaries, in each case, taken as a whole.”

(ii)   Section 9.5 of the Credit Agreement is hereby further amended to add the following new paragraph at the end of said Section:

“Notwithstanding the foregoing or anything else contained herein, in no event shall any Asset Disposition, Investment or other transfer or disposition result in (x) Cirrus Logic UK not being a direct Wholly-Owned Subsidiary of the Borrower or (y) Wolfson not being a direct or indirect Wholly-Owned Subsidiary of Cirrus Logic UK.”

3.   Ratification.  The Borrower hereby ratifies all of its obligations under the Credit Agreement and each of the Loan Documents to which it is a party, and agrees and acknowledges that the Credit Agreement and each of the Loan Documents to which it is a party are and shall continue to be in full force and effect as modified by this Amendment.  Except as provided herein, nothing in this Amendment extinguishes, novates or releases any right, claim, lien, security interest or entitlement of any of the Lenders or the Administrative Agent created by or contained in any of such documents nor is the Borrower released from any covenant, warranty or obligation created by or contained herein or therein.

4.   Representations and Warranties.  The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) this Amendment has been duly executed and delivered on behalf of the Borrower, (b) this Amendment constitutes a valid and legally binding agreement enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, (c) the representations and warranties contained in the Credit Agreement and the Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof (except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct as of such specified earlier date); provided that any representation or warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates, (d) no Default or Event of Default exists under the Credit Agreement or under any Loan Document as of the Effective Date and (e) the execution, delivery and performance of this Amendment has been duly authorized by the Borrower.

5.   Conditions to Effectiveness.  This Amendment shall be effective on the Effective Date upon receipt by the Administrative Agent of counterparts of this Amendment executed by the Borrower and the Required Lenders.

6.   Counterparts.  This Amendment may be signed in any number of counterparts, which may be delivered in original, electronic or facsimile form each of which shall be construed as an original, but all of which together shall constitute one and the same instrument.

7.   Governing Law.  This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.

8.   Final Agreement of the Parties.  Any previous agreement among the parties with respect to the subject matter hereof is superseded by the Credit Agreement, as modified by this Amendment.  Nothing in this Amendment, express or implied is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Amendment.

9.   Amendment is a Loan Document; References to Credit Agreement.  This Amendment is a Loan Document, as defined in the Credit Agreement.  All references in the Credit Agreement to “this Agreement” shall mean the Credit Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the Effective Date.

BORROWER:

CIRRUS LOGIC, INC.,
a Delaware corporation

By:	/s/ Pedro Andrade
Name:	Pedro Andrade
Title:	Treasurer, Tax Director

Signature Page to First Amendment to Credit Agreement

ADMINISTRATIVE AGENT AND LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Stuart Edwards
Name:	Stuart Edwards
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

LENDER:

MUFG UNION BANK, N.A.

By:	/s/ Raed Alfayoumi
Name:	Raed Alfayoumi
Title:	Director

Signature Page to First Amendment to Credit Agreement

LENDER:

COMPASS BANK

By:	/s/ Debbie Sowards
Name:	Debbie Sowards
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

LENDER:

CITIZENS BANK, N.A.

By:	/s/ Christopher J. DeLauro
Name:	Christopher J. DeLauro
Title:	Vice President

Signature Page to First Amendment to Credit Agreement

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Joan Kickhaefer
Name:	Joan Kickhaefer
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

LENDER:

BANK OF THE WEST

By:	/s/ David G. Kronen
Name:	David G. Kronen
Title:	Director

Signature Page to First Amendment to Credit Agreement

LENDER:

CAPITAL ONE, N.A.

By:	/s/ Michael B. Perrine
Name:	Michael B. Perrine
Title:	Commercial Banking President - Austin

Signature Page to First Amendment to Credit Agreement

LENDER:

HSBC BANK USA, N.A.

By:	/s/ Suzanne Robinson
Name:	Suzanne Robinson
Title:	Senior Vice President

Signature Page to First Amendment to Credit Agreement

LENDER:

REGIONS BANK

By:	/s/ Daniel M. Hodges
Name:	Daniel M. Hodges
Title:	Austin City President

Signature Page to First Amendment to Credit Agreement